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                                                                  EXHIBIT 23.5


                          CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Valley National Corporation


We hereby consent to the use in this Registration Statement on Form S-4 of Community First Bankshares, Inc. of our report dated January 17, 1997 relating to the financial statements of Valley National Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP


San Diego, California
August 9, 1999